UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2010, C&D Technologies, Inc. (the “Company”) announced that it had completed its offers to exchange (the “Exchange Offer”) its outstanding 5.50% Convertible Senior Notes due 2026 (the “2006 Notes”) and 5.25% Convertible Senior Notes due 2025 (the “2005 Notes” and, together with the 2006 Notes, the “Notes”) for common stock, par value $0.01 per share (the “Common Stock”), of the Company, on the terms and subject to the conditions in the Company’s effective registration statement on Form S-4 (File No. 333-170056) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

Approximately 98.91% of the outstanding principal of the Company’s outstanding 2005 Notes and approximately 96.65% of the outstanding principal of the Company’s outstanding 2006 Notes, for an aggregate of approximately 97.99% of the outstanding principal of the Notes, were validly tendered and not validly withdrawn in the Exchange Offer. The Exchange Offer expired in accordance with the terms set forth therein at 11:59 PM EST on December 20, 2010. The consummation of the Exchange Offer was conditioned upon, among other things, at least 95% of the aggregate principal amount of the Notes being tendered and not withdrawn. In exchange for each $1,000 of principal amount of the 2005 Notes accepted in the Exchange Offer, holders of the 2005 Notes received 3,962.18 shares of Common Stock. In exchange for each $1,000 of principal amount of the 2006 Notes accepted in the Exchange Offer, holders of the 2006 Notes received 3,959.91 shares of Common Stock.

A copy of the press release announcing the completion of the Exchange Offer is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Concurrently and in connection with the completion of the Exchange Offer, Angelo, Gordon & Co., L.P. (“AG”), Bruce & Co. (together with AG, the “Supporting Noteholders”) and the Company entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) that provides the Supporting Noteholders with certain registration rights with respect to the Company’s Common Stock.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, on December 23, 2010, the Company and certain of its subsidiaries (the “Guarantors”) entered into Consent, Waiver and Amendment No. 3 to Amended and Restated Loan and Security Agreement (the “Amendment”) with Wells Fargo Bank, National Association, a national banking association (the “Agent”), in its capacity as agent under the Amended and Restated Loan and Security Agreement, dated April 9, 2010, as amended (the “Loan Agreement”), by and among the Company, the Guarantors, the Agent and certain lenders party thereto. Pursuant to the terms of the Amendment, the Lenders consented to the Exchange Offer and the resulting change of control under the Loan Agreement and waived certain events of default resulting from cross-defaults under the Loan Agreement to the indentures governing the Notes.

Further, the Amendment modified the interest rates with respect to the term loan and revolving credit line tranches and letters of credit, and the unused line fee provisions of the Loan Agreement. The interest rate for the term loan is equal to, at the Company’s option, (a) the greater of the adjusted Eurodollar rate or 3%, plus an applicable margin which starts out at 11% and reduces to 10% based on the leverage of the Company, or (b) the greater of the prime rate, the adjusted Eurodollar rate or 4%, plus an applicable margin which starts out at 10% and reduces to 9% based on the leverage of the Company. The interest rate for revolving credit line loans is equal to, at the Company’s option, (a) the adjusted Eurodollar rate plus an applicable margin ranging between 2.50% and 3.00%, or (b) the prime rate plus an applicable margin of between 1.00% and 1.50%, in each case with the applicable margin being determined based on excess availability under the revolving credit line. The applicable rate with respect to letters of credit is equal to the applicable margin with respect to Eurodollar rate revolving credit line loans. The unused line fee for revolving credit line loans ranges from 0.25% to 0.75%, based on excess availability under the revolving credit line.

Availability under the revolving credit line under the Loan Agreement continues to be subject to a borrowing base. The Company’s requirement to maintain at all times a minimum excess availability under the revolving credit line tranche has been reduced to $5 million. The Company expects to maintain excess availability above such $5 million minimum. The Company continues to be required to maintain a minimum fixed charge coverage ratio of 1.1:1.0 on a consolidated basis, if the availability under the revolving credit line tranche falls below $7.5 million, for any time period prior to August 1, 2011, or $10 million, on or after such date.

The Amendment also eliminated a financial covenant requiring that the Company maintain a minimum Required EBITDA (as such term is defined in the Loan Agreement).

The new maturity date of all obligations under the Loan Agreement is December 22, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Also in connection with the completion of the Exchange Offer, on December 23, eight (8) of the nine (9) members (Pamela L. Davies, David S. Gee, William Harral III, Robert I. Harries, George MacKenzie, Stanley W. Silverman, Ellen C. Wolf and Jeffery A. Graves) resigned (the “Resignation”) as members of the Company’s board of directors (the “Board”). Immediately after the Resignation, the Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”) recommended to the Board, and the Board approved, that the number of directors of the Board be decreased to and fixed at seven (7) directors.

Additionally, the Nominating Committee recommended to the Board, and the Board approved, that David Treadwell, Andrew Hines, Jim Gaffney, Mike Gallagher, Todd Arden and Jeffery A. Graves each be appointed as a director of the Board, and that Andrew Hines be designated as a member of the Audit Committee of the Board, effective immediately following the consummation of the Exchange Offer, each to serve in such capacity until the next Annual Meeting of Stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal.

Item 8.01	Other Events

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Investors’ Rights Agreement, dated as of December 23, 2010, by and among C&D Technologies, Inc., Angelo, Gordon & Co., L.P. and Bruce & Co.

10.2	Consent, Waiver and Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of December 23, 2010, by and among C&D Technologies, Inc., certain of its subsidiary guarantors, the lenders that are signatory thereto, and Wells Fargo Bank, National Association, in its capacity as agent.

99.1	Press Release, dated as of December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010	C&D Technologies, Inc.

By:	/S/ IAN J. HARVIE
Name:	Ian J. Harvie
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Investors’ Rights Agreement, dated as of December 23, 2010, by and among C&D Technologies, Inc., Angelo, Gordon & Co., L.P. and Bruce & Co.

10.2	Consent, Waiver and Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of December 23, 2010, by and among C&D Technologies, Inc., certain of its subsidiary guarantors, the lenders that are signatory thereto, and Wells Fargo Bank, National Association, in its capacity as agent.

99.1	Press Release, dated as of December 23, 2010.